As filed with the Securities and Exchange Commission on May 11, 2009
Registration No. 333-142770

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BELLUS HEALTH INC.
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)
275 Armand-Frappier Boulevard
Laval, Québec H7V 4A7, Canada
(450) 680-4500
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 894-8400
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

David Skinner, Esq. BELLUS Health Inc. 275 Armand-Frappier Boulevard Laval, Québec H7V 4A7, Canada (450) 680-4500	Bonnie J. Roe, Esq. Scott M. Tayne, Esq. Davies Ward Phillips & Vineberg LLP 625 Madison Avenue, 12th Floor New York, NY 10022 (212) 588-5500

Deregistration of Securities
This Post-Effective Amendment No. 1 to the Registration Statement on Form F-10 (No. 333-142770) of BELLUS Health Inc. (the “Registrant”), a corporation formerly known as Neurochem Inc., is being filed for the sole purpose of removing from registration all securities registered on such Registration Statement that remain unsold as of the date hereof, and all such unsold securities are hereby removed from registration.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Laval, Province of Quebec, Country of Canada, on this 11th day of May, 2009.

BELLUS HEALTH INC.
By:	/s/ David Skinner
	Name:	David Skinner
	Title:	Vice President, General Counsel & Corporate Secretary

     Pursuant to the requirements of the Securities Act, this Post-Effective Registration Statement on Form F-10 has been signed by the following persons in the capacities indicated on this 11th day of May, 2009.

Name	Title

/s/ Francesco Bellini * Francesco Bellini, Ph.D.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Mariano Rodriguez Mariano Rodriguez	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Colin Bier * Colin Bier, Ph.D.	Director
/s/ André Desmarais * André Desmarais	Director
/s/ Neil Flanzraich * Neil Flanzraich	Director and Authorized Representative in the United States
/s/ Peter Kruyt * Peter Kruyt	Director
/s/ François Legault * François Legault	Director
/w/ John Molloy * John Molloy	Director
/s/ Graeme K. Rutledge * Graeme K. Rutledge	Director
/s/ Emil Skamene * Dr. Emil Skamene	Director

* By:	/s/ David Skinner
	Name:	David Skinner
As Attorney-in-fact

3